TeraWulf Announces July 2023 Production and Operations Updates

Delivered the highest monthly self-mining revenue in WULF history.

Self-mined 330 BTC in July for a total of 1,771 BTC mined year to date.

Strategically participated in several demand response events at the Lake Mariner facility.

EASTON, Md. – August 3, 2023 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), owners and operators of vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, today provided an unaudited monthly production and operations update for July 2023.

July 2023 Highlights

●	Self-mined 330 bitcoin in July with an average production rate of 10.6 bitcoin per day.
●	Power cost averaged $12k per bitcoin produced, or approximately $0.042/kWh in July.
●	Delivered the highest monthly self-mining revenue in WULF history despite July’s challenging weather and grid conditions.

Key Metrics [1]	July 2023
Bitcoin Self-Mined [2]	330
Self-Mining Revenue Equivalent ($M) [3]	$9.9
Hosting Revenue ($M) [4]	$0.4
Power Cost ($M) [5]	$4.2
Avg. Operating Hash Rate (EH/s) [6]	4.7
Revenue per Bitcoin	$30,068
Power Cost per Bitcoin	$11,963

Management Commentary

“Peak summer months present difficult conditions for any energy infrastructure business,” said Sean Farrell, SVP of Operations at TeraWulf. “This month, our operations team drew on their experience as former power plant employees to respond and adapt to July’s challenging weather and grid conditions and delivered the highest monthly self-mining revenue in the Company’s history. These results are

1 Unaudited monthly results are based on estimates, which remain subject to standard month end adjustments. The Company’s share of the earnings or losses of the Nautilus facility is reflected in the caption “Equity in net loss of investee, net of tax” in the consolidated statements of operations. Operations at Nautilus do not impact the revenue or cost of goods sold lines in TeraWulf’s consolidated statements of operations.

2 Includes BTC earned from profit sharing associated with short-term hosting agreement at the Lake Mariner facility and TeraWulf’s net share of BTC produced at the Nautilus facility.

3 Includes TeraWulf’s net share of BTC revenue generated at the Nautilus facility and profit sharing from hosting agreement.

4 Excludes BTC earned from profit sharing associated with short-term hosting agreement at the Lake Mariner facility.

5 Includes TeraWulf’s net share of power cost incurred at the Nautilus facility.

6 Includes gross total hash rate of miners hosted on short-term agreement at the lake Mariner facility.

particularly impressive in light of the Lake Mariner facility experiencing a fault on a grounding transformer, tripping the power feed at the 345 kV level and taking most of our mining capacity offline temporarily.”

“Importantly, and as a testament to the talent of our team,” continued Farrell, “we were able to promptly identify the fault, perform the repairs with a spare, test, commission, and come back online safely in under 48 hours. Throughout July, our Lake Mariner facility also participated in multiple demand response events, fully curtailing our operations to preserve the overall stability of the grid.”

“Bitcoin Network factors including the increased difficulty and decreased transaction fees reduced bitcoin production by approximately 4% per miner month over month,” stated Nazar Khan, Co-founder and Chief Operating Officer of TeraWulf. “With an overall miner fleet efficiency of 27.5 J/TH, and trending lower with our most recent purchase, we are well-positioned to manage through increasing network difficulty and the impending halving.”

Production and Operations Update

During July, the Company completed installing its remaining miners to completely utilize available capacity and bring Lake Mariner’s operational hash rate to a total of 3.6 EH/s, and the Company’s total operational hash rate to the full 5.5 EH/s and 160 MW of capacity across its two sites.

As previously announced, the Company is expanding its Lake Mariner facility and construction of Building 3, which will house 43 MW of capacity and the next generation Antminer S19j XP bitcoin mining machines, is underway and targeted for completion by year-end 2023.

As of July 31, 2023, the Company had an operational miner fleet of approximately 50,000 of the latest generation miners, comprised of 34,000 miners at its wholly owned Lake Mariner facility in New York (5,000 of which are hosted pursuant to an agreement expiring in the fourth quarter of 2023) and 16,000 self-miners at the nuclear-powered Nautilus facility in Pennsylvania.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; and (11) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Company Contact:
info@terawulf.com
(410) 770-9500